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                                                                    EXHIBIT 21.1

                  WESTLAKE CHEMICAL CORPORATION SUBSIDIARIES(1)

                                                               JURISDICTION
                                                                    OF
               NAME OF SUBSIDIARY                             INCORPORATION
               ------------------                             -------------
North American Pipe Corporation                                  Delaware
Van Buren Pipe Corporation                                       Delaware
Westech Building Products, Inc                                   Delaware
North American Profiles, Inc.                                    Delaware
Westlake Chemical Holdings, Inc.                                 Delaware
Westlake Chemical Manufacturing, Inc.                            Delaware
Westlake Styrene LP                                              Delaware
WPT LP                                                           Delaware
Westlake Development Corporation                                 Delaware
Westlake Vinyl Corporation                                       Delaware
Westlake Vinyls, Inc.                                            Delaware
GVGP, Inc.                                                       Delaware
Geismar Holdings, Inc.                                           Delaware
Westlake PVC Corporation                                         Delaware
North American Bristol Corporation                               Delaware
Geismar Vinyls Company LP                                        Delaware
Westlake Profiles Limited                                         Canada
North American Profiles Limited                                   Canada
Westlake Olefins Corporation                                     Delaware
Westlake Chemical Investments, Inc.                              Delaware
Westlake Chemical Products, Inc.                                 Delaware
Westlake Polymers LP                                             Delaware
Westlake Petrochemicals LP                                       Delaware
Westlake Resources Corporation                                   Delaware
Westlake Management Services, Inc.                               Delaware
Westlake International Investments Corporation            British Virgin Islands
Suzhou Huasu Plastics Co., Ltd.                                   China
Westlake Technology Corporation                                  Delaware
Westlake International Corporation                               Delaware

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(1) After giving effect to the mergers of Gulf Polymer & Petrochemical, Inc., and Westlake Polymer & Petrochemical, Inc., into Westlake Chemical Corporation.